UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2025

American Public Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33810	01-0724376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Congress Street Charles Town, West Virginia	25414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 304-724-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	APEI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

On October 14, 2025, American Public Education, Inc. (the “Company”), provided an update on third quarter financial results and an update on the estimated impact of the temporary suspension of the U.S. Department of Defense tuition assistance (“TA”) program resulting from the ongoing U.S. federal government shutdown.

Third Quarter Results

As compared to the third quarter 2025 guidance range as previously disclosed on August 6, 2025 in the Company’s earnings release, the Company expects its third quarter 2025 results to exceed the top-end of its guidance range for consolidated revenue. The Company also expects to exceed the top end of its previously disclosed guidance range for net course registrations for American Public University System (“APUS”). Previously, the August 6, 2025, press release disclosed third-quarter student enrollments for Rasmussen University and Hondros College of Nursing.

These preliminary results are based on management’s initial analysis of operations for the quarter ended September 30, 2025, and information currently available to management. These preliminary results do not reflect all necessary information for an understanding of the Company’s financial condition as of September 30, 2025, or its results of operations for the quarter ended September 30, 2025, and are subject to completion of the Company’s financial closing procedures. As such, these expected results may vary from the Company’s actual results for the three and nine months ended September 30, 2025, which the Company expects to report in November. The preliminary results have not been audited or reviewed by the Company's independent registered public accounting firm.

Government Shutdown

APUS estimates that, as a result of the government shutdown and temporary suspension of the TA program, approximately 12,700 course registrations were dropped for non-payment on October 11, 2025, for students who intended to use TA funds. This is the first time since 2013 that APUS has dropped course registrations for students using TA funds due to a government shutdown. (Approximately 1,700 course registrations were not dropped for students using TA funds that had been authorized in the prior government fiscal year.) Accordingly, APUS estimates that, as a result of the government shutdown, its revenue in October 2025 will be approximately $9.6 million lower than it otherwise would have been and net course registrations in October 2025 declined by approximately 35% as compared to October 2024. Had the government shutdown not occurred, APUS believes that its October 2025 net course registrations would have increased as compared to October 2024.

At this time, the Company is evaluating opportunities to mitigate the impact of the government shutdown but, due to the continuing government shutdown, it is unable to determine the full impact that the government shutdown may have on fourth quarter and full year 2025 operating results.

Forward Looking Statements

Statements made in this Current Report on Form 8-K regarding the Company or its subsidiaries that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about the Company and the industry. In some cases, forward-looking statements can be identified by words such as "anticipate," "believe," "seek," "could," "estimate," "expect," "intend," "may," "plan," "should," "will," "would," and similar words or their opposites. Forward-looking statements include, without limitation, statements regarding the Company's future path, expected growth, registration, revenues and the impact of the government shutdown on potential and current students, the Company and APUS.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, among others, risks related to: the Company’s failure to comply with regulatory and accrediting agency requirements, including the "90/10 Rule", and to maintain institutional accreditation and the impacts of any actions the Company may take to prevent or correct such failure; changes in the postsecondary education regulatory environment as a result of U.S. federal elections, including any changes by or as a result of actions of the current administration to the operations of ED or changes to or the elimination or implementation of laws, regulations, standards, policies, and practices; potential or actual government shutdowns; the impact, timing, and projected benefits of the planned combination of APUS, Rasmussen University, and Hondros College of Nursing into one consolidated institution; the Company’s dependence on the effectiveness of its ability to attract students who persist in its institutions' programs; changing market demands; declines in enrollments at the Company’s subsidiaries; the Company’s inability to effectively market its institutions' programs; the Company’s inability to maintain strong relationships with the military and maintain course registrations and enrollments from military students; the loss or disruption of the Company’s ability to receive funds under Title IV or TA programs or the reduction, elimination, or suspension of federal funds; adverse effects of changes the Company makes to improve the student experience and enhance the ability to identify and enroll students who are likely to succeed; the Company’s need to successfully adjust to future market demands by updating existing programs and developing new programs; the Company’s loss of eligibility to participate in Title IV programs or ability to process Title IV financial aid; economic and market conditions and changes in interest rates; difficulties involving acquisitions; the Company’s indebtedness and preferred stock, including the refinancing or redemption thereof; the Company’s dependence on and the need to continue to invest in its technology infrastructure, including with respect to third-party vendors; the inability to recognize the anticipated benefits of the Company’s cost savings and revenue generating efforts; the Company’s ability to manage and limit its exposure to bad debt; and the various risks described in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and in other filings with the SEC. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, unless required by law, even if new information becomes available or other events occur in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Public Education, Inc.

Date:	October 14, 2025	By:	/s/ Richard W. Sunderland, Jr.
Richard W. Sunderland, Jr.,
Executive Vice President and Chief Financial Officer